UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
June 12, 2014

MONOLITHIC POWER SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51026	77-0466789
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

79 Great Oaks Boulevard, San Jose, CA 95119
(Address of principal executive offices) (Zip Code)

(408) 826-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2014, Monolithic Power Systems, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected two directors to the Company’s board of directors, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014, and (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers.

Item No. 1:	Proposal to elect two Class I directors to the Company’s Board of Directors to serve until the Annual Meeting of Stockholders in 2017.

Nominee	For	Withheld	Broker Non-Votes
Victor K. Lee	35,192,160	24,003	1,616,937
James C. Moyer	32,793,952	2,422,211	1,616,937

Item No. 2:	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
34,833,514	1,999,559	27	0

Item No. 3:	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
31,624,012	3,590,521	1,630	1,616,937

Item 9.01 Exhibits

(d) Exhibits

Exhibit No	Description
99.1	Press release dated June 12, 2014 announcing the results of the 2014 Annual Meeting of Stockholders.

Exhibit Index

Exhibit No	Description
99.1	Press release dated June 12, 2014 announcing the results of the 2014 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 13, 2014	By:	/s/ Saria Tseng
Saria Tseng
Vice President, General Counsel